Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

May 11, 2017

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134

Ladies and Gentlemen:

We have acted as counsel to Cannae Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”), filed by the Company on May 11, 2017 with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of up to 67,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be issued by the Company in connection with the Split-Off (as defined below).  In connection with the Split-Off and pursuant to that certain Reorganization Agreement, by and between Fidelity National Financial, Inc. (“FNF”) and the Company, a form of which is included as Exhibit 2.1 to the Registration Statement, FNF will (i) contribute all of FNF’s interests in Fidelity National Financial Ventures, LLC to the Company in exchange for the applicable number of Shares necessary to effect the Redemption (as defined below), and (ii) redeem each outstanding share of FNF’s class of common stock designated FNFV Group common stock for one (1) of the Shares (the “Redemption”, and together with the Contribution and all of the transactions contemplated thereby, the “Split-Off”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Reorganization Agreement, the form of which has been filed as Exhibit 2.1 to the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company, the form of which has been filed as Exhibit 3.1 to the Registration Statement; (iv) the Amended and Restated Bylaws of the Company, the form of which has been filed as Exhibit 3.2 to the Registration Statement; (v) the prospectus contained within the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Reorganization Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued as contemplated by the Reorganization Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.  In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP